UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda				001-13908	98-0557567
(State or Other Jurisdiction of Incorporation or Organization)				(Commission File No.)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E.,	Suite 1800,	Atlanta,	GA		30309
(Address of Principal Executive Offices)					(Zip Code)
(404) 892-0896
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On April 6, 2022, Invesco Ltd. (the “Company”) announced that Invesco Finance PLC (the “Issuer”), an indirect subsidiary of the Company, issued a notice of redemption to redeem all of the outstanding $600 million aggregate principal amount of the Issuer’s 3.125% Senior Notes due November 30, 2022, CUSIP No. 46132FAA8 (the “Notes”). The redemption is being made pursuant to the Indenture (the “Base Indenture”) and First Supplemental Indenture (the “First Supplemental Indenture,” together with the Base Indenture, the “Indenture”) both dated November 8, 2012, between the Issuer, the Guarantors named in the Indenture and The Bank of New York Mellon as Trustee, relating to the Notes. The Issuer will redeem on May 6, 2022 (the "Redemption Date") all of Notes at a redemption price to be provided to the holders of the Notes in a separate notice prior to the Redemption Date. The redemption payment will be made with available cash and use of the Issuer’s credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Robert H. Rigsby
Robert H. Rigsby
Head of Legal - Corporate and Alternatives and Assistant Secretary
Date: April 7, 2022